Exhibit 4.1

NUMBER PPHPU-________		UNITS

SEE REVERSE FOR CERTAIN DEFINITIONS	PHP VENTURES ACQUISITION CORP.

CUSIP

UNITS CONSISTING OF ONE SHARE OF CLASS A COMMON STOCK, ONE HALF OF ONE WARRANT AND ONE RIGHT

THIS CERTIFIES THAT ________________________________________________________________________

is the owner of __________________________________________________________________________ Units.

Each Unit (“Unit”) consists of one share of Class A common stock, with a par value $0.0001 per share (“Class A Common Stock”), of PHP Ventures Acquisition Corp., a Delaware corporation (the “Company”), one-half of one redeemable warrant (“Warrant”) and one right (the “Right”). Each redeemable Warrant entitles the holder thereof to purchase one share of Class A Common Stock at a price of $11.50 per full share (subject to adjustment), upon the later to occur of (i) 30 days after the Company’s completion of a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”) or (ii) one year from the closing of the Company’s initial public offering. Each Right entitles the holder to receive one-tenth (1/10) of one share of Class A common stock upon consummation of the Business Combination. The shares of Class A Common Stock, Warrants and Rights comprising the Units represented by this certificate are not transferable separately prior to the fifty-second (52nd) day after the date of the prospectus relating to the Company’s initial public offering, unless Kingswood Capital Markets, division of Benchmark Investments, Inc. (“Kingswood”) determines that an earlier date is acceptable, but in no event will the shares of Class A Common Stock, Warrants and Rights be traded separately until the Company files with the Securities and Exchange Commission (the “SEC”) a current report on Form 8-K which includes an audited balance sheet reflecting the receipt by the Company of the gross proceeds from its initial public offering including the proceeds received by the Company from the exercise of the over-allotment option thereto, if the over-allotment option is exercised. If the over-allotment option is exercised after the date of the prospectus, we will file an amendment to the Form 8-K or a new Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in the Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if the underwriters has allowed separate trading of the shares of Class A Common Stock, Warrants and Rights prior to the 52nd day after the date of the prospectus.

The terms of the Warrants are governed by a Warrant Agreement, dated as of       2021, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of Continental Stock Transfer & Trust Company at 1 State Street, 30th Floor, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

The terms of the Rights are governed by a Rights Agreement, dated as of      2021, between the Company and Continental Stock Transfer & Trust Company, as Right Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Rights Agreement are on file at the office of Continental Stock Transfer & Trust Company at 1 State Street, 30th Floor, New York, New York 10004, and are available to any Rights holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

This Unit Certificate shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

[Seal]

By
	Chairman	Chief Financial Officer

PHP Ventures Acquisition Corp.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT - _____ Custodian ______
TEN ENT –	as tenants by the entireties	(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act ______________
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE(S)

________________________________________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE(S))

________________________________________________________________________________________________________

________________________________________________________________________________________________________

___________________________________________________________________________________________________Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________________Attorney

to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated ___________________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION

(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH

MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,

PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds with respect to the underlying common stock from the trust fund only in the event of the Company’s liquidation upon failure to consummate a business combination or if the holder seeks to convert his or her respective common stock underlying the unit upon consummation of such business combination or in connection with certain amendments to the Company’s Amended and Restated Certificate of Incorporation. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.